Exhibit 10.1
EXECUTION COPY
STOCKHOLDERS’ AGREEMENT
     THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made as of this 24th day of January, 2010, by and among BioScrip, Inc., a Delaware corporation (the “Company”), and Kohlberg Investors V, L.P., a Delaware limited partnership (“Kohlberg”), Kohlberg Partners V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, Blackstone Mezzanine Holdings II L.P., a Delaware limited partnership, and S.A.C. Domestic Capital Funding, Ltd., a Cayman Islands limited company (collectively, the “Stockholders”).
W I T N E S S E T H:
     WHEREAS, the Company entered into that certain Merger Agreement, dated as of the date hereof (the “Merger Agreement”), with Camelot Acquisition Corp., a Delaware corporation, Critical Homecare Solutions Holdings, Inc., a Delaware corporation, and the Stockholders, pursuant to which the Stockholders shall, upon the consummation of the transactions contemplated thereby, receive shares of Common Stock and Warrants to purchase Common Stock; and
     WHEREAS, the parties believe it to be in the best interests of the Company, the Stockholders and the other stockholders of the Company to enter into this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, to induce the Company and each Stockholder to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders do hereby agree as follows:
     1. Governance.
          1.1 So long as the Kohlberg Stockholders and/or their Affiliates beneficially own in the aggregate: (a) at least 50% of the Initial Kohlberg Shares, Kohlberg shall be entitled to designate two directors for election by the stockholders of the Company to the Board of Directors (each, a “Stockholder Nominee”); and (b) at least 15% (but less than 50%) of the Initial Kohlberg Shares, Kohlberg shall be entitled to designate one Stockholder Nominee. If at any time the Kohlberg Stockholders and/or their Affiliates beneficially own in the aggregate less than 15% of the Initial Kohlberg Shares, then the Stockholders shall not have the right to designate any Stockholders’ Nominees pursuant to this Agreement. So long as Kohlberg has the right to designate one or more Stockholder Nominees in accordance with this Section 1.1, except as provided in Section 1.4, the number of directors on the Board of Directors shall be fixed at ten.
          1.2 The Company agrees to include the Stockholders’ Nominees in each slate of nominees recommended by the Board of Directors in connection with any meeting of the stockholders of the Company (or written consent in lieu thereof) called for the purpose of electing directors to the Board of Directors, and to use its commercially reasonable efforts to cause the election of each such Stockholders’ Nominee to the Board of Directors, including nominating such individuals to be elected as directors as provided herein.
          1.3 Upon the death, disability, retirement, resignation or removal (with or without cause) of any director who is a Stockholders’ Nominee, Kohlberg shall be entitled to collectively designate the replacement director for such Stockholders’ Nominee. In the event that a vacancy is created at any time upon the death, disability, retirement, resignation or removal (with or without cause) of any director who is a Stockholders’ Nominee, the Company hereby agrees to take, at any time and from time to time, all actions necessary to cause the vacancy created thereby to be filled as soon as practicable by a new Stockholders’ Nominee who is designated in the manner specified in this Section 1.3.
          1.4 In the event that Kohlberg shall cease to have the right to designate one or more directors in accordance with Section 1.1, Kohlberg shall use its commercially reasonable efforts to cause the removal or the resignation of the applicable director or directors who are Stockholders’ Nominees, if any, and the directors remaining in office shall decrease the size of the Board of Directors to eliminate such vacancy.
          1.5 The Company shall compensate each director who is a Stockholders’ Nominee in the same manner and to the same extent as it compensates its other non-employee directors and shall reimburse each director who is a Stockholders’ Nominee for reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board of Directors or committees thereof.
          1.6 Until Kohlberg ceases to have the right to designate one or more directors in accordance with Section 1.1, except as may be prohibited by applicable law, at least one of Stockholders’ Nominees shall be entitled to representation on each of the Audit Committee, the Compensation Committee and the Strategy Committee of the Board of Directors.
          1.7 The rights of Kohlberg pursuant to this Section 1 are personal to Kohlberg and shall not be exercised by any transferee (other than the Kohlberg Stockholders and/or their Affiliates).
     2. Transfer Restrictions.
          2.1. General Restriction. For a period of two years from the Closing Date, except as set forth in Section 2.2, none of the Stockholders shall, directly or indirectly, make or solicit any sale, assignment, transfer, distribution or other disposition of any shares of Common Stock, or create incur, solicit, assume or suffer to exist any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or other encumbrance with respect to any shares of Common Stock, except in compliance with the terms of this Agreement and applicable law.

          2.2. Permitted Transfers. Each Stockholder shall be entitled to make sales and other transfers of Common Stock (i) pursuant to one or more (x) registered secondary public offerings in connection with the exercise of its rights under Section 4; and (y) private placements exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, sales under Rule 144 thereof, in each case in accordance with applicable securities laws; provided, however, that in the case of a private placement exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, no Stockholder may sell, transfer or dispose of any Common Stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel, if so requested by the Company, reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer; (ii) in the case of any Stockholder who is an individual, to (x) a member of such Stockholder’s immediate family, which shall include his spouse, siblings, children or grandchildren (“Family Members”), or (y) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Stockholder and/or one or more Family Members of such Stockholder; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any shares of Common Stock, no Person other than such Stockholder and/or one or more Family Members of such Stockholder may be or may become beneficiaries, stockholders, limited or general partners or members thereof; (iii) to any of its Affiliates and (iv) in the case of an Institutional Shareholder, in connection with a Financing Conveyance. Any transferee (other than in connection with a transfer made pursuant to clause (x) above) of any shares of Common Stock permitted under and made pursuant to this Section 2.2 (a “Permitted Transferee”) that beneficially owns, individually or in the aggregate, with any Affiliates or members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), more than 5% of the issued and outstanding shares of Common Stock, shall be subject to the restrictions set forth in this Agreement, including this Section 2. The Company may require any such Permitted Transferee that beneficially owns more than 5% of the issued and outstanding shares of Common Stock, as a condition to the effectiveness of such acquisition, to execute a joinder to this Agreement, agreeing to be bound by the provisions of this Agreement.
          2.3. Transfer of Registration Rights. The registration rights set forth in Section 4 may be assigned, in whole or in part, to any Permitted Transferee (who shall be bound by all obligations of this Agreement), but may not be assignable by such Permitted Transferee to any subsequent transferee.
          2.4. Notice of Proposed Transfer. Before effecting any proposed transaction permitted by this Section 2, each applicable Stockholder shall provide at least 5 business days’ written notice to the Company, specifying in reasonable detail the terms and conditions of such transaction.
          2.5. Transfers in Violation of Agreement. Any disposition of or the creation of any encumbrance on any shares of Common Stock in violation of the terms and conditions of this Agreement shall be null and void, and the purported transferee of any such dispositions or the purported holder of any encumbrances shall have no rights or privileges with respect to the shares of Common Stock. The Company shall not (a) transfer on its books any shares of Common Stock that shall have been disposed of in violation of any of the provisions set forth in this Agreement or (b) treat as owner of such shares, or accord the right to vote as owner or otherwise, or pay dividends to, any such purported transferee of any such shares or purported holder of any such encumbrances.
     3. Standstill Covenants. Each Stockholder (other than the Institutional Stockholders) agrees that, until the later of (a) the third anniversary of the Closing Date and (b) the date upon the which Kohlberg is no longer entitled to designate any directors under Section 1.1, except as expressly contemplated by this Agreement or unless specifically requested or permitted in writing pursuant to a resolution of a majority of the Board of Directors, neither such Stockholder nor any directors, officers or controlled Affiliates (or any directors or officers of such controlled Affiliates) of such Stockholder shall, directly or indirectly, alone or in concert with others:
          3.1 effect, offer, propose (whether publicly or otherwise) or cause or participate in (whether by purchasing or offering to purchase securities, or by providing or guaranteeing financing or by taking any other action, including communicating with the stockholders of the Company), or assist any other Person to effect, offer or propose (whether publicly or otherwise) or participate in:
     3.1.1 any acquisition or any proposal to acquire any debt or equity securities of the Company after the Closing (other than through the exercise of the Warrants or the Roll Over Options);
     3.1.2 any tender or exchange offer for debt or equity securities of the Company;
     3.1.3 any merger, consolidation, share exchange or business combination involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business;
     3.1.4 any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any material portion of its business; or
     3.1.5 any “solicitation” of “proxies” (as such terms are defined under the Exchange Act, and the rules and regulations promulgated thereunder, but without regard to the exclusion from the definition of “solicitation” set forth in Rule 14a-l(l)(2)(iv) of Regulation 14A under the Exchange Act) with respect to the Company or any action resulting in such person or entity becoming a “participant” in any “election contest” (as such terms are used in Regulation 14A) with respect to the Company;
          3.2 propose or make any recommendation with respect to any matter for submission to a vote of stockholders of the Company;

          3.3 form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of Common Stock (but excluding any “group” consisting solely of such Stockholder and its Affiliates);
          3.4 grant any proxy with respect to any Common Stock to any person or entity not designated by the Company, other than a revocable proxy authorizing a representative of a Stockholder to vote at a meeting of stockholders of the Company in the ordinary course of business;
          3.5 deposit any shares of Common Stock in a voting trust or subject any such shares to any arrangement or agreement with respect to the voting of such shares or other agreement having similar effect, except for agreements solely among the Stockholders and the Company and except for Permitted Transfers;
          3.6 execute any written stockholder consent with respect to the Company;
          3.7 take any other action to seek to affect the control of the Company (other than in connection with any Stockholders’ Nominee acting in accordance with his or her fiduciary duties as a member of the Board of Directors);
          3.8 enter into any discussions, negotiations, arrangements or understandings with any person or entity with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing;
          3.9 disclose to any person or entity any intention, plan or arrangement inconsistent with the foregoing or form any such intention that would result in any Stockholder or the Company being required to make any such disclosure in any filing (for the avoidance of doubt, other than a filing required under Section 13 or Section 16 of the Exchange Act, in each case in connection with a Permitted Transfer) with a governmental authority or exchange or being required by applicable law to make a public announcement with respect thereto; or
          3.10 request the Company or any of its Affiliates, directors, officers, employees, representatives, advisors or agents, directly or indirectly, to amend or waive in any respect this Agreement (including this Section 3.10) or the certificate of incorporation or the bylaws of the Company or any of its Affiliates.
          Notwithstanding anything to the contrary herein, (1) nothing herein will be interpreted to prohibit or otherwise restrict the right of any Stockholder to (a) initiate or prosecute legal action properly brought against any Person for any reason, (b) vote in favor or against any matter submitted to the holders of Common Stock or (c) tender or exchange any Stockholder Shares in a tender or exchange offer initiated by the Company or any other Person (other than the Stockholders and their Affiliates); and (2) each Stockholder and each member of its restricted group under this Section 3 shall in no way be prohibited at any time from engaging in any non-public discussion or communication on any topic pertaining to the Company with any member of the Board or management of the Company.

     4. Registration Rights.
          4.1 Demand Registration. At any time, and from time to time, after the six month anniversary of the Closing Date, holders of then-outstanding Stockholder Shares shall have the right to require the Company to effect unlimited registrations on Form S-3, or any successor form then in effect, under the Securities Act (any such registration, a “Demand Registration”). Upon receipt from a Stockholder or Stockholders (the “Initiating Stockholders”) of any request for a Demand Registration for Common Stock having a market value of not less than $25,000,000, based on the closing price of the Common Stock at 4:00 p.m. on the business day prior to the day of the request, the Company shall give prompt (but in any event not later than two (2) business days after receipt of such request) written notice of such request to each Stockholder, and shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the delivery of the Company’s notice. The Company shall use its commercially reasonable efforts to file the registration statement with regard to such Demand Registration with the Securities and Exchange Commission within sixty (60) days after it receives a request therefor, and to cause such registration statement to become effective as soon as practicable thereafter. If requested by the Initiating Stockholders, the Company shall take steps as are required to register such Stockholder Shares in such Demand Registration for sale on a continuous basis under Rule 415 under the Securities Act and keep such registration statement (or any replacement registration statement effected upon the expiration of the initial or any subsequent registration statement) effective for such period as is necessary to complete the sale and distribution of all of the Stockholder Shares pursuant thereto, but in any event not longer than one hundred twenty (120) days. No later than the effective date of the Demand Registration, the Company shall furnish (or cause to be furnished) to the Company’s transfer agent, from time to time, an opinion of the Company’s counsel to facilitate the transfer of the Stockholder Shares in the secondary market, including, but not limited to, the removal of any restrictive legends encumbering such shares. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the number of securities to be included exceeds the number of securities which can be sold in such offering without adversely affecting the marketability or price thereof, the Company will include in such registration all Stockholder Shares requested to be included therein prior to the inclusion of any securities that are not Stockholder Shares. If the number of Stockholder Shares requested to be included in such registration exceeds the number of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Stockholder Shares shall be included pro rata among the holders thereof based on the percentage of the outstanding Stockholder Shares then held by each such Stockholder. If other securities are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such Demand Registration shall be sold prior to the sale of any of such other securities. The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of the holders of a majority of the Stockholder Shares to be included in such Demand Registration.
          4.2 Company Registration. In the event that the Company proposes to register any shares under the Securities Act in connection with a public offering (other than a Demand

Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Stockholder Shares requested in writing to be included therein, subject to the limitations set forth in this Section 4.2. If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares requested to be included therein exceeds the number of shares that can be sold in such offering without adversely affecting the marketability thereof, any shares to be sold by the Company in such offering (“Company Shares”) shall have priority over any Stockholder Shares, and the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the number of Stockholder Shares held by such Stockholder and all other holders (other than the Company) exercising similar registration rights; provided that no other shares, other than the Company Shares to be sold in such offering, shall have priority over the Stockholder Shares.
          4.3 Costs of Registration. The Company shall bear the costs of each registration in which Stockholders participate pursuant to this Section 4, including (without limitation) (i) all Securities and Exchange Commission, stock exchange and FINRA registration and filing fees and exchange listing fees, (ii) all printing, messenger and delivery expenses, (iii) all fees, charges and disbursements of counsel for the Company and the reasonable fees, charges and expenses of one counsel for the selling Stockholders (to be selected by the holders of a majority of the Stockholder Shares to be included in such registration), (iv) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the registrable shares as may be set forth in any underwriting agreement), (v) any other accounting fees, charges or expenses incurred by the Company incident to or required by any such registration (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), and (vi) to the extent the Company determines to obtain such insurance, any liability insurance or other premiums for insurance obtained in connection with any demand registration or piggy-back registration thereon, incidental registration or shelf registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective, but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the participating Stockholders and the Company shall execute a customary underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Stockholder shall be required to incur indemnification obligations (whether several or joint and several) which are in excess of the net proceeds received by such Stockholder pursuant to such registration or relates to information not supplied by such Stockholder for inclusion in the registration statement.
          4.4 Procedure. The Company may require each selling Stockholder to furnish to the Company in writing such information pursuant to Item 507 of Regulation S-K (or any similar disclosure requirement applicable to any registration in which Stockholders participate pursuant to this Section 4) required in connection with such registration regarding such Stockholder and the distribution of such Stockholder Shares to be included in such registration as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Stockholder Shares of any Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request.
          4.5 Postponement of Demand Registration. The Company will be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing of a registration statement in accordance with Section 4.1 if the Company notifies the Stockholders requesting the Demand Registration that, in the good faith judgment of the Board of Directors (in consultation with outside legal counsel and/or an investment banking firm of recognized national standing), such Demand Registration and offering would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company. Such notice will contain a statement of the reasons for such postponement and an approximation of the anticipated delay.
          4.6 Limitations. The Company shall not be obligated to effect a Demand Registration for a period of three months following the effective date of a registration statement filed in connection with any registration effected under Section 4.1 or 4.2.
     5. Definitions. For purposes of this Agreement, the following terms have the indicated meanings:
          “Affiliate” of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise.
          “Board of Directors” shall mean the Board of Directors of the Company.
          “Closing” has the meaning set forth in the Merger Agreement.
          “Closing Date” has the meaning set forth in the Merger Agreement.
          “Common Stock” means the Company’s common stock, par value $.0001 per share, or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company; provided that “Common Stock” shall not include any of the Company’s common stock or other capital stock issuable upon the exercise of the Roll Over Options.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Financing Conveyance” means (i) any pledge or collateral assignment or other assignment of shares of Common Stock to a third party lender or other financing source for an Institutional Stockholder or its Affiliates or Investment Affiliates, (ii) any foreclosure, deed in lieu of foreclosure or other exercise of rights or remedies by a pledgee or assignee under clause (i) (including any agent therefor) whereby shares of Common Stock are further sold, assigned or conveyed or (iii) each and every subsequent sale, assignment or conveyance of Common Stock by or to any Person following an event under clause (ii).
          “Initial Kohlberg Shares” means the shares of Common Stock received by the Kohlberg Stockholders at the Closing pursuant to the Merger Agreement (as adjusted for any splits, conversions and reverse splits of the Common Stock after the Closing).
          “Institutional Stockholders” means Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd.
          “Kohlberg Stockholders” means Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P. and KOCO Investors V, L.P.
          “Majority Stockholders” means, at any time, Stockholders holding not less than a majority of the Stockholder Shares.
          “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
          “Roll Over Options” has the meaning set forth in the Merger Agreement.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Stockholder Shares” means (i) the aggregate issued and outstanding shares of Common Stock beneficially owned by the Stockholders, (ii) any other securities issued and issuable with respect to any such Stockholder Shares by the Company or by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, including any such securities issued or issuable by the Company, and (iii) Common Stock issued upon the exercise of the Warrants (as adjusted from time to time in accordance with their terms).
          “Warrants” means the warrants issued to the Stockholders to purchase an aggregate of 3,400,945 shares of Common Stock (as adjusted from time to time in accordance with their terms).

     6. Restrictions on Other Agreements. The Company, without the written consent of the Majority Stockholders (which consent may be given or withheld in the sole discretion of the Majority Stockholders), shall not grant any rights relating to the registration of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the registration rights granted under Section 4.1.
     7. Miscellaneous.
          7.1 Legends. In addition to any legends required by applicable securities laws, all certificates representing any shares of capital stock of the Company subject to the provisions of this Agreement shall have endorsed thereon legends substantially as follows:
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                                         , 20___, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS’ AGREEMENT DATED AS OF                     , 2010 AMONG BIOSCRIP, INC. (THE “COMPANY”) AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.
          7.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          7.3 Effect of Agreement; Effect of Termination of the Merger Agreement. This Agreement shall become effective upon the Closing Date; provided that if the Merger Agreement is terminated pursuant to Article XI thereof, this Agreement (other than this Section 7, which shall survive) shall automatically, and without action of any Person, terminate and be of no further force and effect. Notwithstanding the foregoing, nothing in this Section 7.3 shall relieve any party hereto of liability for a breach of any of its obligations under this Agreement prior to termination of this Agreement.

          7.4 Termination. Unless provisions of this Agreement are earlier terminated pursuant to their terms, this Agreement shall terminate and shall be of no further force or effect upon the written consent of the Company and the Majority Stockholders.
          7.5 Headings. The headings of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
          7.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the provisions of the law of the State of New York. Each party hereto hereby irrevocably agrees that any action, suit or proceeding between or among the parties and their respective Affiliates arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document (a “Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts in each case located in the state and City of New York, Borough of Manhattan; and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocable waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that they any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 7.7 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 7.7 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.
          7.8 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof, and supersedes all prior agreements and understandings among the parties with respect to such subject matter. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company, on one hand, and the Majority Stockholders, on the other hand.
          7.9 Notices. Except where telephonic notice is expressly permitted herein, any notice required or permitted hereunder shall be given in writing and may be delivered by hand, by certified mail, return receipt requested, postage prepaid; by nationally recognized overnight courier service; or by facsimile transmission, addressed to the other party hereto at the address of such party set forth in the Merger Agreement or at such other address as such party may designate by like notice to all other parties hereto. All notices shall be deemed delivered when actually received.
          7.10 Stock Dividends. If, from time to time, during the term of this Agreement there is any stock dividend, stock split or similar other change in the character or amount of any of the issued and outstanding Common Stock (or any other series or class of capital stock of the Company), then in such event any and all such new, substituted or additional securities to which any Stockholder is entitled by reason of such Stockholder’s ownership of Common Stock (or any other series or class of capital stock of the Company) shall be immediately subject to the terms of this Agreement with the same force and effect as the shares of capital stock presently subject to this Agreement.
          7.11 Subsequent Issuances and Purchases. All shares of Common Stock (or any other series or class of capital stock of the Company) that are issued to or purchased by any Stockholder after the Closing, including without limitation, any shares obtained by exercise of any warrant or stock option (but excluding any shares obtained by exercise of any Roll Over Option), shall become immediately subject to the terms of this Agreement without further action by any party to this Agreement.
          7.12 Specific Performance. Each party hereto hereby acknowledges that the rights of each party contemplated hereby are special, unique and of extraordinary character and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. In the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party may, subject to the terms hereof and in addition to any remedy at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
          7.13 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

BIOSCRIP, INC.

By	/s/ Richard H. Friedman Name: Richard H. Friedman
Title: Chairman of the Board and Chief
Executive Officer

KOHLBERG INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By	/s/ Authorized Representative Name: Gordon H. Woodward
Title: Authorized Representative

KOHLBERG PARTNERS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By	/s/ Authorized Representative Name: Gordon H. Woodward
Title: Authorized Representative

KOHLBERG OFFSHORE INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By	/s/ Authorized Representative Name: Gordon H. Woodward
Title: Authorized Representative

KOHLBERG TE INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By	/s/ Authorized Representative Name: Gordon H. Woodward
Title: Authorized Representative

KOCO INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By	/s/ Authorized Representative Name: Gordon H. Woodward
Title: Authorized Representative

ROBERT CUCUEL

/s/ Robert Cucuel

MARY JANE GRAVES

/s/ Mary Jane Graves

NITIN PATEL

/s/ Nitin Patel

JOEY RYAN

/s/ Joey Ryan

COLLEEN LEDERER

/s/ Colleen Lederer

BLACKSTONE MEZZANINE PARTNERS II L.P.

By: Blackstone Mezzanine Associates II, L.P., its general partner

By: Blackstone Mezzanine Management Associates II, L.L.C., its general partner

By	/s/ George Fan

Name: George Fan
Title: Authorized Signatory

BLACKSTONE MEZZANINE HOLDINGS II L.P.

By: Blackstone Mezzanine Associates II, L.P., its general partner

By: Blackstone Mezzanine Management Associates II, L.L.C., its general partner

By	/s/ George Fan Name: George Fan
Title: Authorized Signatory

S.A.C. DOMESTIC CAPITAL FUNDING, LTD.

By	/s/ Peter Nussbaum Name: Peter Nussbaum
Title: Authorized Person